EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
July 27, 2017

Contact:
Rob Stewart
Tel 1+ (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
SECOND QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - July 27, 2017 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended June 30, 2017.

•	Revenues for the second quarter of 2017 were $16,457,000, as compared to $41,351,000 in the comparable prior year quarter.

•
GAAP net loss(4) for the second quarter of 2017 was $14,252,000, or $0.28 per diluted share, as compared to a GAAP net loss, including impairment charges, of $40,573,000, or $0.81 per diluted share for the comparable prior year quarter.

•
Non-GAAP(4) net loss for the second quarter of 2017 was $7,194,000, or $0.14 per diluted share, as compared to non-GAAP net income of $11,826,000, or $0.23 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Cash and cash equivalents, restricted cash and short-term investments totaled $118,272,000 as of June 30, 2017, as compared to $158,495,000 as of December 31, 2016.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues (in thousands)	$16,457	$41,351	$25,311	$66,072
GAAP net loss (in thousands)	$(14,252)	$(40,573)	$(26,082)	$(50,538)
Non-GAAP net income (loss) (in thousands)	$(7,194)	$11,826	$(11,381)	$14,356
GAAP diluted loss per share	$(0.28)	$(0.81)	$(0.52)	$(1.01)
Non-GAAP diluted earnings (loss) per share	$(0.14)	$0.23	$(0.23)	$0.28
New agreements executed	9	7	15	19
Licensing and enforcement programs generating revenues	8	13	9	21

Summary Consolidated Financial Results
Three months ended June 30, 2017 compared with the three months ended June 30, 2016

Revenues (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%

Revenues	$16,457	$41,351	$(24,894)	(60)%

Second quarter 2017 revenues decreased $24,894,000, or 60%, to $16,457,000, as compared to $41,351,000 in the comparable prior year quarter. In the second quarter of 2017, one licensee individually accounted for 85% of revenues recognized. In the second quarter of 2016, a different licensee individually accounted for 85% of revenues recognized.

Cost of Revenues (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%

Inventor royalties	$4,273	$—	$4,273	100%
Contingent legal fees	3,236	10,418	(7,182)	(69)%
Total inventor royalties and contingent legal fees	$7,509	$10,418	$(2,909)	(28)%

Second quarter 2017 inventor royalties expense increased to $4,273,000, from zero in the comparable prior year quarter, primarily due to no contractual inventor royalty obligations due on revenues recognized in the second quarter of 2016. Second quarter 2017 contingent legal fee expense decreased 69%, relatively consistent with 60% decrease in related revenues.

Second quarter 2017 total revenues, less inventor royalties expense and contingent legal fees expense was $8,948,000, or 54% of second quarter 2017 revenues, as compared to $30,933,000, or 75% of revenues recognized in the comparable prior year quarter.

	Three Months Ended June 30,		Change
	2017	2016	$	%

Litigation and licensing expenses - patents	$4,134	$7,324	$(3,190)	(44)%

Second quarter 2017 litigation and licensing expenses decreased 44%, due primarily to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing licensing and enforcement programs and a decrease in portfolio related enforcement activities. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent licensing and enforcement activities.

	Three Months Ended June 30,		Change
	2017	2016	$	%

Amortization of patents	$5,571	$10,759	$(5,188)	(48)%

Second quarter 2017 non-cash patent amortization charges decreased 48%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the second quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%
General and administrative expenses	$5,247	$6,060	$(813)	(13)%
Non-cash stock compensation expense - G&A	1,487	1,475	12	1%
Total general and administrative expenses	$6,734	$7,535	$(801)	(11)%

Second quarter 2017 general and administrative expenses decreased due primarily to a reduction in personnel costs in connection with our recent reductions in head count and a decrease in variable performance based compensation costs. The decrease was partially offset by an increase in non-recurring employee severance costs. Non-cash stock compensation expense was relatively flat quarter to quarter.

Research, Consulting and Other Expenses - Business Development (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%

Research, consulting and other expenses - business development	$433	$1,334	$(901)	(68)%

Research, consulting and other expenses include third-party business development related research, consulting and other costs incurred in connection with business development activities. These costs fluctuate period to period based on business development related activities in each period.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%

Impairment of patent-related intangible assets	$—	$40,165	$(40,165)	(100)%

The impairment charges for the second quarter of 2016 reflect the impact of reductions in expected estimated future net cash flows for certain patent portfolios and certain patent portfolios that management determined it would no longer allocate resources to in future periods. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Investment Gains (Losses)
Upon Veritone Inc.'s ("Veritone") consummation of a qualified initial public offering on May 17, 2017 ("IPO"), Acacia's Loans and Bridge Facilities provided to Veritone, including accrued interest, were automatically converted into 1,819,186 shares of Veritone common stock, pursuant to the underlying investment agreement, as amended. In addition Acacia exercised its Primary Warrant, acquiring 2,150,335 shares of Veritone common stock, pursuant to the underlying investment agreement, as amended. As of the IPO date, Acacia's investment in Veritone was recorded utilizing the fair value option, and is marked to market at each balance sheet date, with related investment gains and losses reflected in the consolidated statement of operations. Total net investment loss for the second quarter of 2017 totaled $5,411,000, primarily comprised of an unrealized loss on conversion of our Veritone loans to equity and an unrealized loss related to the application of the fair value method of accounting to our equity investment in Veritone and the requirement to mark our investment to market as of June 30, 2017.

Please note that the Veritone transaction accounting reflected in today’s second quarter 2017 earnings release is based on preliminary estimates of the fair value of our investment in Veritone as of the applicable valuation dates, with the final valuation expected to be completed at the time of the filing of our second quarter 2017 quarterly report on Form 10-Q. Please refer to our second quarter 2017 quarterly report on Form 10-Q, which is scheduled to be filed on or before August 8, 2017, for final adjustments to the valuation of our investment in Veritone, if any.

Provision for Income Taxes (in thousands):

	Three Months Ended June 30,		Change
	2017	2016	$	%

Provision for income taxes	$(1,478)	$(5,927)	$4,449	(75)%

The decrease in tax expense primarily reflects the impact of foreign withholding taxes incurred related to certain revenue agreements executed with third-party licensees domiciled in foreign jurisdictions.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	June 30, 2017	December 31, 2016

Cash and cash equivalents, restricted cash and short-term investments	$118,272	$158,495
Accounts receivable	14,245	26,750
Investments	52,217	—
Total assets	264,490	296,003
Accounts payable and accrued expenses	9,239	14,283
Royalties and contingent legal fees payable	9,427	13,908
Total liabilities	19,243	28,560

Summary Cash Flow Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net cash provided by (used in):
Operating activities	$7,164	$26,683	$6,185	$37,793
Investing activities	1,351	(32,215)	(71,119)	(33,219)
Financing activities	384	(25)	614	(25)
Investing Activities:
In May 2017, upon Veritone's consummation of its IPO, Acacia's Loans and Bridge Facilities provided to Veritone, and related accrued interest, totaling $24,757,000, were automatically converted into shares of Veritone common stock. In addition, Acacia invested an additional $29,264,000 in Veritone through the exercise of its Primary Warrant.
In addition, in June 2017, we made an investment in Miso Robotics, an innovative leader in robotics and artificial intelligence solutions, totaling $2,250,000, as part of Miso Robotics’ closing of a $3.1 million funding round.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-

cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
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A conference call is scheduled for today. The Acacia Research presentation will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 206-4913 for callers in the U.S. and Canada and (719) 325-4880 for international callers, both of whom will need to enter the conference ID 6112027 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$16,457	$41,351	$25,311	$66,072
Operating costs and expenses:
Cost of revenues:
Inventor royalties	4,273	—	4,939	1,573
Contingent legal fees	3,236	10,418	3,863	14,527
Litigation and licensing expenses - patents	4,134	7,324	10,520	15,047
Amortization of patents	5,571	10,759	11,086	21,519
General and administrative expenses (including non-cash stock compensation expense of $1,487 and $3,615 for the three and six months ended June 30, 2017 and $1,475 and $3,210 for the three and six months ended June 30, 2016, respectively)	6,734	7,535	13,650	15,529
Research, consulting and other expenses - business development	433	1,334	753	1,856
Impairment of patent-related intangible assets	—	40,165	—	40,165
Other expense	—	(1,242)	—	500
Total operating costs and expenses	24,381	76,293	44,811	110,716
Operating loss	(7,924)	(34,942)	(19,500)	(44,644)
Other income (expense):
Loss on fair value investment	(5,411)	—	(5,411)	—
Equity in earnings (losses) of investee	(14)	—	(14)	—
Interest income	580	10	1,298	19
Other income (expense)	(17)	(62)	(39)	(74)
Total other income (expense)	(4,862)	(52)	(4,166)	(55)
Loss before provision for income taxes	(12,786)	(34,994)	(23,666)	(44,699)
Provision for income taxes	(1,478)	(5,927)	(2,719)	(6,119)
Loss including noncontrolling interests in operating subsidiaries	(14,264)	(40,921)	(26,385)	(50,818)
Net loss attributable to noncontrolling interests in operating subsidiaries	12	348	303	280
Loss attributable to Acacia Research Corporation	$(14,252)	$(40,573)	$(26,082)	$(50,538)

Net loss attributable to common stockholders - basic and diluted	$(14,252)	$(40,573)	$(26,082)	$(50,538)

Basic and diluted loss per common share	$(0.28)	$(0.81)	$(0.52)	$(1.01)

Weighted average number of shares outstanding, basic and diluted	50,499,248	50,015,869	50,416,611	49,970,709

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

GAAP net loss	$(14,252)	$(40,573)	$(26,082)	$(50,538)

Non-cash stock compensation	1,487	1,475	3,615	3,210
Non-cash patent amortization	5,571	10,759	11,086	21,519
Impairment of patent-related intangible assets	—	40,165	—	40,165

Pro forma non-GAAP net income (loss)	$(7,194)	$11,826	$(11,381)	$14,356
Pro forma non-GAAP net earnings (loss) per common share - diluted(3)	$(0.14)	$0.23	$(0.23)	$0.28
GAAP weighted-average shares — diluted	50,499,248	50,107,305	50,416,611	49,989,843

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$63,220	$127,540
Restricted cash	—	11,512
Short-term investments	55,052	19,443
Accounts receivable	14,245	26,750
Prepaid expenses and other current assets	4,116	3,245
Total current assets	136,633	188,490
Investment at fair value	49,817	—
Investment - equity method	2,400	—
Loan receivable and accrued interest	—	18,616
Investment in warrants	—	1,960
Patents, net of accumulated amortization	75,233	86,319
Other assets	407	618
	$264,490	$296,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,239	$14,283
Royalties and contingent legal fees payable	9,427	13,908
Total current liabilities	18,666	28,191

Other liabilities	577	369
Total liabilities	19,243	28,560
Total stockholders’ equity	245,247	267,443
	$264,490	$296,003

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(14,264)	$(40,921)	$(26,385)	$(50,818)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by operating activities:
Loss on investments	5,425	—	5,425	—
Depreciation and amortization	5,594	10,801	11,134	21,604
Non-cash stock compensation	1,487	1,475	3,615	3,210
Impairment of patent-related intangible assets	—	40,165	—	40,165
Other	(264)	(51)	(612)	18
Changes in assets and liabilities:
Restricted cash	11,515	(2,513)	11,512	(3,311)
Accounts receivable	(6,464)	20,850	12,505	29,175
Prepaid expenses and other assets	264	788	(1,474)	654
Accounts payable and accrued expenses	(2,478)	(3,147)	(5,054)	(5,880)
Royalties and contingent legal fees payable	6,349	(764)	(4,481)	2,976

Net cash provided by operating activities	7,164	26,683	6,185	37,793

Cash flows from investing activities:
Investments in Investees	(31,514)	—	(31,514)	—
Advances to Investee	(3,000)	—	(4,000)	—
Purchase of available-for-sale investments	(157,260)	(49,677)	(331,412)	(49,677)
Maturities and sales of available-for-sale investments	193,125	17,462	295,807	17,462
Patent portfolio investment costs	—	—	—	(1,000)
Purchases of property and equipment	—	—	—	(4)

Net cash provided by (used in) investing activities	1,351	(32,215)	(71,119)	(33,219)

Cash flows from financing activities:
Repurchased restricted common stock	(10)	(25)	(35)	(25)
Proceeds from exercises of stock options	394	—	649	—

Net cash provided by (used in) financing activities	384	(25)	614	(25)

Increase (decrease) in cash and cash equivalents	8,899	(5,557)	(64,320)	4,549

Cash and cash equivalents, beginning	54,321	145,329	127,540	135,223

Cash and cash equivalents, ending	$63,220	$139,772	$63,220	$139,772

Business Highlights and Recent Developments(2)

Second quarter 2017 business highlights and recent developments include the following:

•
Delaware Display Group LLC and Innovative Display Technologies LLC entered into an agreement with VIZIO, Inc. This agreement resolved patent litigation, Civil Action Nos. 1:13-cv-02112 and 1:15-cv-01221 pending in the United States District Court for the District of Delaware and Civil Action No. 2:16-cv-00932 pending in the United States District Court for the Eastern District of Texas.

•	LifePort Sciences LLC entered into a license agreement with Medtronic, Inc.

•
Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into a patent license agreement with ZTE Corporation. The agreement resolved litigation actions that were pending in the United States District Court for the Eastern District of Texas and in the Mannheim district court of Germany.

•
Acacia Research Corporation made an investment in Miso Robotics, an innovative leader in robotics and artificial intelligence solutions, as part of Miso Robotics’ closing of a $3.1 million round of funding. Miso Robotics will use the funding to deliver “Flippy”, an adaptable AI-driven robotic kitchen assistant that will work alongside kitchen staff to improve operational efficiency for the restaurant industry. Acacia’s investment in Miso Robotics represents Acacia’s second investment in companies seeking to transform the marketplace through Artificial Intelligence.

•
As previously reported, on August 15, 2016, Acacia entered into an Investment Agreement with Veritone, Inc., a Delaware corporation (“Veritone”), that provided for Acacia to invest up to $50 million in Veritone, consisting of both debt and equity components. Pursuant to the Investment Agreement, Veritone issued to Acacia a Secured Promissory Note (the “Note”) whereby Veritone borrowed $20 million from Acacia through two $10 million advances. The Note provided that, immediately after the closing of an initial public offering of common stock of Veritone, all outstanding amounts of principal and accrued interest under the Note would automatically convert into shares of common stock of Veritone at a conversion price per share equal to the lesser of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.

Pursuant to the Investment Agreement, Veritone also issued to Acacia a five-year warrant (the “Primary Warrant”) that, upon the closing of an initial public offering of common stock of Veritone, would be automatically exercised in full for a number of shares of common stock of Veritone determined by dividing $50 million, less all converted amounts or payments under the Note (including interest accrued thereon), by an exercise price per share equal to the lesser of (i) $8.1653 and (ii) the initial public offering price per share of common stock of Veritone.
On May 17, 2017, Veritone closed the initial public offering of its common stock at an initial public offering price per share of $15.00. As a result, on May 17, 2017, all outstanding principal and accrued interest under the Note, which totaled $20,736,438 on the conversion date, automatically converted into 1,523,746 shares of common stock of Veritone at a conversion price of $13.6088 per share, which represents the initial $8.1653 conversion price described above as adjusted for a 0.6-for-1.0 reverse stock split of Veritone’s common stock, which was effected in April 2017 (the “Reverse Stock Split”). In addition, the Primary Warrant was automatically exercised in full into 2,150,335 shares of common stock of Veritone, which was determined by dividing $29,263,562, or $50 million less all converted principal and accrued interest under the Note on the conversion date, by an exercise price of $13.6088 per share, which represents the initial $8.1653 exercise price described above as adjusted for the Reverse Stock Split. Following the automatic exercise of the Primary Warrant, Veritone issued to Acacia an additional warrant (the “10% Warrant”) that provides for the issuance of additional shares of common stock of Veritone at an exercise price per share equal to the lesser of $13.6088, which represents an initial conversion price of $8.1653 as adjusted for the Reverse Stock Split, or the initial public offering price per share of common stock of Veritone, with 50% of the shares underlying the 10% Warrant vesting as of the issuance date of the 10% Warrant and the remaining 50% of the shares vesting on the first anniversary of the issuance date of the 10% Warrant. Acacia also received 295,440 shares of common stock of Veritone upon the automatic conversion of all outstanding principal and accrued interest under a secured convertible promissory note issued to Acacia by Veritone pursuant to a Note Purchase Agreement dated March 15, 2017, which totaled $4,020,584 on the conversion date, at a conversion price of $13.6088 per share, which represents an initial $8.1653 conversion price as adjusted for the Reverse Stock Split.
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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Innovative Display Technologies LLC, Delaware Display Group LLC, LifePort Sciences LLC and Saint Lawrence Communications LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3) Calculated based on pro forma non-GAAP net income (loss) attributable to common stockholders - diluted, not shown.

(4) Note that the Veritone transaction accounting reflected in today’s second quarter 2017 earnings release is based on preliminary estimates of the fair value of our investment in Veritone as of the applicable valuation dates, with the final valuation expected to be completed at the time of the filing of our second quarter 2017 quarterly report on Form 10-Q. Please refer to our second quarter 2017 quarterly report on Form 10-Q, which is scheduled to be filed on or before August 9, 2017, for final adjustments to the valuation of our investment in Veritone, if any.